EXHIBIT 23.1

                             MARCUM & KLIEGMAN LLP
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
    A Limited Liability Partnership Consisting of Professional Corporations


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of Walker Financial Corporation, on Form SB-2/A Amendment No. 2 (File No. 000-05418) of our report dated February 17, 2005, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Walker Financial Corporation as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.


/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
October 5, 2005




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